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                                                          EXHIBIT 1.1



                         FRIENDLY ICE CREAM CORPORATION

                                  $175,000,000

                            __% Senior Notes due 2007

                             UNDERWRITING AGREEMENT

                                                                October __, 1997

SOCIETE GENERALE SECURITIES CORPORATION,
As Representative of the several
  Underwriters named in Schedule 1,
1221 Avenue of the Americas
New York, New York  10020

Dear Sirs:

            Friendly Ice Cream Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell $175,000,000 principal amount of its __% Senior Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an Indenture dated as of October __, 1997 (the "Indenture") to be entered into between the Company, the Subsidiary Guarantor (as defined in the Indenture) and The Bank of New York as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined below). This is to confirm the agreement concerning the purchase of the Securities from the Company by the several Underwriters named in Schedule 1 hereto (the "Underwriters"). Societe Generale Securities Corporation has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Securities. Concurrently with the issuance of the Securities, the Company is offering to the public up to 5,750,000 shares of Common Stock (the "Common Shares") (the "Common Stock Offering") and will enter into a new $175 million senior secured credit facility (the "New Credit Facility").

            1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company and the Subsidiary Guarantor represent and warrant to and agree with the several Underwriters that:

            (a) Filing of Registration Statement. A registration statement on Form S-1 (No. 333-34635), including a form of prospectus, relating to the Securities has been prepared by the Company in all material respects in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and has been filed by the Company with the Commission. The Company may have filed one or more amendments
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                                                                               2


      thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")) required by the Securities Act and the Rules and Regulations to be included in the final prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission. "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act, any prospectus filed with the Commission by the Company pursuant to Rule 424(a) and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information. Such registration statement, as amended at the Effective Time, including all Rule 430A Information, if any, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement is hereinafter referred to as the "Prospectus."

            (b) Compliance with Registration Requirements. At the Effective Time, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule
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      424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein (the "Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the material included in the last paragraph on the cover page of the Prospectus, in the paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and in the second, third and fifth paragraphs under the caption "Underwriting" in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

            (c) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

            (d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the Closing Date (as defined below) and the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus or the Registration Statement.

            (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Subsidiary Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law or public policy and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (f) Enforceable Obligations. The Indenture, when duly executed by the proper officers of the Company and the Subsidiary Guarantor and delivered by the Company and the Subsidiary Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding
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                                                                               4


      agreement of the Company and the Subsidiary Guarantor enforceable against the Company and the Subsidiary Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and upon payment and delivery in accordance with the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture and the Securities conform to the descriptions thereof contained in the Prospectus.

            (g) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the New Credit Facility. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Massachusetts and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the Commonwealth of Massachusetts) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change (as defined below). All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described or contemplated in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

            (h) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). All of the issued and outstanding shares of Common Stock have been duly authorized and validly
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      issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

            (i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or for which the period of notice to require such securities to be registered has expired.

            (j) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, stockholders' equity, business, management, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

            (k) Independent Accountants. Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

            (l) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles, as applied in the United States, applied on a consistent basis throughout the periods involved,
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      except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial information set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Information", "Selected Consolidated Financial Information" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma financial information of the Company and its subsidiaries included under the caption "Prospectus Summary--Summary Consolidated Financial Information", and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company's ratios of earnings to fixed charges set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Information" and in "Selected Consolidated Financial Information" have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

            (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, the Indenture and the New Credit Facility and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with,
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                                                                               7


      any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement, the Indenture and the New Credit Facility and consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

            (n) Accuracy of Exhibits. There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

            (o) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

            (p) Possession of Intellectual Property. Other than as set forth in the Prospectus, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

            (q) Possession of Licenses and Permits. The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where any failures to possess
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      or make the same, singularly or in the aggregate, would not result in a
      Material Adverse Change, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed, except such revocations, modifications or non-renewals as would not result in a Material Adverse Change.

            (r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in the Prospectus and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

            (s) Taxes. The Company and its subsidiaries each (i) have filed all necessary federal, state and foreign income and franchise tax returns,
      (ii) have paid all federal, state, local and foreign taxes due and payable for which it is liable, including, but not limited to, withholding taxes and amounts payable under the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (iii) have established adequate reserves for all such taxes which are not yet due and payable and (iv) do not have any tax deficiency or claims outstanding or assessed or, to the Company's knowledge, proposed against it which could reasonably be expected to result in a Material Adverse Change.

            (t) No Labor Dispute. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent which might be expected to result in a Material Adverse Change.

            (u) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities in the offering thereof or for the Common Shares in the Common Stock Offering will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
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            (v) No Lending Relationships. Attached hereto as Exhibit B is, to the Company's knowledge, a complete and accurate list of the lenders under the Old Credit Facility (as defined in the Prospectus) as of the date of this Agreement, which constitutes all of the Company's lenders who would have received any of the proceeds from the sale of the Securities hereunder to repay outstanding debt had such repayment occurred on the date of this Agreement.

            (w) No Stabilization. Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

            (x) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

            (y) Transactions with Management and Others. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

            (z) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

            (aa) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is computed with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ab) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company has received notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
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                                                                              11


            (ac) Employee Benefit Plans. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Code), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could result in a Material Adverse Change; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification with respect to such plan which could result in a Material Adverse Change.

            (ad) Minute Books. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company and each of its subsidiaries since January 1992 through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

            Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters on the Closing Date shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

            2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to _____% of the principal amount thereof plus accrued interest, if any, from October __, 1997 to the Closing Date (as hereinafter defined).

            The Company shall not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

            3. QUALIFIED INDEPENDENT UNDERWRITER. The Company hereby confirms its engagement of Societe Generale Securities Corporation as, and Societe Generale Securities Corporation hereby confirms its agreement with the Company to render services as a "qualified independent underwriter" within the meaning of
Section 2(o) of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities. Societe Generale Securities Corporation, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".

            4. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on October __, 1997, or at such other date or time, not later than seven full business days thereafter, as shall be agreed upon by the Representative and the Company (such date and time being referred to herein as the "Closing Date").

            The Securities to be purchased by each Underwriter hereunder shall be represented by one or more global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. On the Closing Date, the Company shall deliver or cause to be delivered the Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer payable in Federal (same day) funds by causing The Depository Trust Company to credit the Securities to the account of the Representative at The Depository Trust Company.

            Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall make the certificates representing the Securities available for inspection by the Representative and for delivery to The Depository Trust Company or its designated custodian in New York, New York, not later than two full business days prior to the Closing Date.

            5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with each of the several Underwriters:

            (a) Filing of Prospectus. That, if the Effective Time is prior to the execution and delivery of this Agreement, to file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) within the time period prescribed by such rule and will provide evidence satisfactory to the Representative of such timely filing;

            (b) Notice of Amendments, etc. To advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and not to effect such amendment or supplementation without the consent of the Representative, which consent shall not be unreasonably withheld; to advise the Representative promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Representative promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use reasonable best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order or suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (c) Delivery of Registration Statement and Prospectus. To furnish promptly to each of the Representative and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Representative such number of the following documents as the Representative may from time to time reasonably request:
      (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; provided that in the case of a delivery made pursuant to this clause (ii) such delivery shall be made not later than 10 A.M. New York City time on the day following the date of such amendment or supplement;

            (d) Continued Compliance with Securities Laws. If the delivery of a prospectus is required at any time in connection with the sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative immediately thereof, and to promptly prepare and file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (e) Filing of Amendments. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the

      Representative, be required by the Securities Act or requested by the Commission or advisable in connection with the distribution of the Securities;

            (f) Earning Statement. As soon as practicable to make generally available to the Company's security holders and to deliver to the Representative an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (g) Delivery of Reports. During a period of five years from the Effective Time of the Registration Statement, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements publicly furnished by the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

            (h) Qualification of Securities. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (i) Use of Proceeds. The Company shall use the net proceeds of its sale of the Securities as set forth in the "Use of Proceeds" section of the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act ("Rule 463"). The Company shall promptly deliver to the Representative a signed copy of each report on Form SR filed with the Commission pursuant to Rule 463;

            (j) Stabilization. Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company; and

            (k) Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to, and including, the Closing Date or such earlier time as the Representative may notify the Company, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities of the Company that are substantially similar to the Securities.

            6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) Accountant's Comfort Letter. On the date hereof, the Representative shall have received from Arthur Andersen LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

            (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

                  (i) the Company shall have filed the Prospectus with the
            Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            (c) No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any Material Adverse Change or any change in the capital stock or long-term debt of the Company or any of its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus exclusive of any supplement.

            (d) No Downgrading. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's or any of its subsidiaries' other debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities.

            (e) No Suspension in Trading; Other Events. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading or quotation in any of the Company's securities shall have been suspended or limited, or trading in securities generally on any of the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any such stock exchange or market by the Commission, by any such exchange, by the NASD or by any other regulatory body or governmental authority having jurisdiction; (ii) a general banking moratorium shall have been declared by any of federal or state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or a declaration of a national emergency or war by the United States; or (iv) there shall have occurred any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions (or the effect of international conditions on the financial markets in the United States shall be such), in each case as in the judgment of the Representative is material and adverse and makes it impracticable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of securities.

            (f) Opinions of Counsel for the Company. On the Closing Date, the Representative shall have received the favorable opinion of (a) Mayer, Brown & Platt, special counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and (b)______________ , counsel to the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-2 (and the Representative shall have received an additional [___] conformed copies of such counsels' legal opinions for each of the several Underwriters).

            (g) Opinion of Counsel for Underwriters. On the Closing Date, the Representative shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated as of such Closing Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

            (h) Officers' Certificate. On the Closing Date, the Company shall have furnished to the Representative a certificate, dated as of such Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus,
      (ii) in their opinion, as of the Effective Time, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the Effective Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change, except as set forth in the Prospectus.

            (i) Bring-down Comfort Letter. On the Closing Date the Representative shall have received from Arthur Andersen, LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

            (i) Recapitalization. The Recapitalization, as defined and described in the Prospectus, shall have been, or be concurrently, completed as of the Closing Date, including, without limitation, the Common Stock Offering shall have been, or be concurrently, consummated and the Company shall have entered, or be concurrently entering, into the New Credit Facility and the proceeds therefrom shall have been applied, or are being applied concurrently with the offering of the Securities, as described in the Prospectus.

            (j) Additional Documents. On or before the Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            (k) Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Indenture, the New Credit Facility, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

            7. TERMINATION. This Agreement shall become effective upon the later of the date upon which (i) the Underwriter and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) this Agreement shall have been executed by the parties hereto. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(c), 6(d) or 6(e) shall have occurred.

            8. DEFAULTING UNDERWRITERS. (a) Obligations of Non-Defaulting Underwriters. If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Securities by other persons satisfactory to the Company and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Securities which the defaulting

Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Company do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 13 except that the provisions of Sections 10 and 11 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

            (b) Liability of Defaulting Underwriter; Closing Date. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

            9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) notice shall have been given pursuant to Section 7 preventing this Agreement from becoming effective because of the occurrence of an event described in Section 6(c), 6(d) or 6(e)(i) (as to the Company's securities only), (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

            10. INDEMNIFICATION OF UNDERWRITERS AND THE COMPANY. (a) Indemnification of Underwriters. The Company and its subsidiaries shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Securities, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Securities to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and
(iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, however, that the Company and its subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information.

            (b) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Company), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Representative consists solely of the Underwriters' Information.

            (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 10 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 10 consist of the Company or any of the Company's directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 10(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if
(i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it in its reasonable judgment considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

            (e) Contribution. If the indemnification provided for in this
Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus consists solely of the Underwriters' Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The Underwriters' obligations to contribute as provided in this
Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

            The obligations of the Company and the Underwriters in this Section 10 are in addition to any other liability which the Company or the Underwriters, as the case may be, may otherwise have.

            11. INDEMNIFICATION OF QUALIFIED INDEPENDENT UNDERWRITER. (a) Indemnification. The Company and its subsidiaries shall indemnify and hold harmless Societe Generale Securities Corporation in its capacity as QIU, and each person, if any, who controls the QIU within the meaning of the Securities Act (collectively referred to for the purposes of this Section 11 as the QIU) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the QIU may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Societe Generale Securities Corporation, in its capacity as QIU, shall not be entitled to indemnification pursuant to this Section 11 in respect of any losses, claims, damages or liabilities, joint or several, or any (action in respect thereof) to the extent and only to the extent that it would be denied indemnification in its capacity as an Underwriter pursuant to Section 10 hereof in respect of such losses, claims, damages or liabilities, joint or several, or any action in respect thereof.

            (b) Actions; Notification. Promptly after receipt by the QIU under this Section 11 of notice of any claim or the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under this Section 11, notify the Company in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Company shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under this Section 11. If any such claim or action shall be brought against the QIU, and it shall notify the Company thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the QIU. After notice from the Company to the QIU of its election to assume the defense of such claim or action, the Company shall not be liable to the QIU under this Section 11 for any legal or other expenses subsequently incurred by the QIU in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the QIU shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the QIU unless (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the QIU shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the QIU to employ separate counsel or (ii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the QIU, in which case, if the QIU notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of the QIU, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the QIU, which firm shall be designated in writing by the QIU. The QIU, as a condition of the indemnity agreements contained in Section 11(a), shall use all reasonable efforts to cooperate with the Company in the defense of any such action or claim. Subject to the provisions of Section 11(c) below, the Company shall not be liable for any settlement of any such action effected by the QIU without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the QIU from and against any loss or liability by reason of such settlement or judgment.

            (c) Settlement without Consent if Failure to Reimburse. If at any time the QIU shall have requested that the Company reimburse the QIU for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by this Section 11 effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the request for reimbursement, (ii) the Company shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into and (iii) the Company shall not have reimbursed the QIU in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it in its reasonable judgment considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

            (d) Contribution. If the indemnification provided for in this
Section 11 is unavailable or insufficient to hold harmless the QIU under Section 11(a), then the Company shall, in lieu of indemnifying the QIU, contribute to the amount paid or payable by the QIU as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the QIU on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this
Section 11(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 11(d). The amount paid or payable by the QIU as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The obligations of the Company under in this Section 11 are in addition to any other liability which the Company may otherwise have.

            12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the QIU, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            13. EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (including the filing fees of the Commission); (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the filing fees incident to securing any required review by the National Association of Securities

Dealers, Inc. of the terms of sale of the Securities; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters);
(h) any fees charged by securities rating services for rating the Securities;
(i) all fees and expenses of the Trustee and any agent thereof; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of counsel to the Company and the fees and expenses of Arthur Andersen
LLP); provided that, except as otherwise provided in this Section 13 and in
Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

            14. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

            15. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020,
      Attention: Carl Mayer, Telephone: (212) 278-5423, Telecopy: (212)
      278-5460;

            (b) if to the QIU, shall be delivered or sent by mail, telex or facsimile transmission to Societe Generale Securities Corporation,
      Attention: Elizabeth Q. Duncan, Telephone: (212) 278-6478, Telecopy: (212) 278-7432;

            (c) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: George G. Roller, Telephone: (413) 543-2400, Telecopy: (413) 543-3186;

provided, however, that any notice to an Underwriter pursuant to Section 10(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

            16. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement,
(a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

            17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             FRIENDLY ICE CREAM CORPORATION


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

Accepted:

SOCIETE GENERALE SECURITIES CORPORATION


By
   --------------------------------
          Authorized Signatory

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By
   --------------------------------
          Authorized Signatory

NATIONSBANC MONTGOMERY SECURITIES, INC.


By
   --------------------------------
          Authorized Signatory

                                   SCHEDULE 1


                                                                     Principal
                                                                      Amount
      Underwriters                                                 of Securities
      ------------                                                 -------------

      Societe Generale Securities Corporation..................    $
      Donaldson, Lufkin & Jenrette Securities Corporation .....
      NationsBanc Montgomery Securities, Inc. .................
                                                                   ------------

      Total.....................................................   $175,000,000
                                                                   ============

                                   EXHIBIT A-1


            (a) Opinion of Counsel for Company. Mayer, Brown & Platt shall have furnished to the Representative such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) Assuming that the Indenture has been duly authorized,
            executed and delivered by the Company and the Subsidiary Guarantor and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company and the Subsidiary Guarantor enforceable against the Company and the Subsidiary Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder; and assuming that the Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and entitled to the benefits of the Indenture.

                  (ii) The statements made in the Prospectus under the caption
            "Description of Senior Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                  (iii) Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantor, it is a valid and binding agreement of, the Company and the Subsidiary Guarantor, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law or public policy and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (iv) The execution and delivery of the Underwriting Agreement by the Company and the Subsidiary Guarantor and the performance by each of the Company and the Subsidiary Guarantor of its obligations thereunder (other than performance by each of the Company and the Subsidiary Guarantor of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (ii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Existing Instrument identified on an annex to such opinion which the Company has represented lists all material Existing Instruments to which the Company or any of such subsidiaries is bound or to which any of the property or assets of the Company or any of such subsidiaries is subject, except for such breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; or (iii) will not result in any violation of any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute or any order known to such counsel issued pursuant to any federal or New York statute by any court or governmental agency or body or court having jurisdiction over the Company or any subsidiary.

                  (v) No consent, approval, authorization or other order of, or registration or filing with, any federal or New York court, governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                  (vi) Each of the Registration Statement and the Rule 462(b)
            Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                  (vii) The statements (i) in the Prospectus under the captions
            "Risk Factors--Restrictions Imposed Under New Credit Facility" and "-- Fraudulent Conveyance", "Management's Discussion and Analysis and Results of Operations--Liquidity", "Description of New Credit Facility" and "Underwriting" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (viii) The Company is not, and after receipt of payment for the Securities and for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

                  (ix) The Registration Statement, including any Rule 462(b)
            Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, and the Form T-1 forming a part of the Registration Statement, in each case as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above in paragraphs (ii) and (vii), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which has led them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the Form T-1 and as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

            References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

                                   EXHIBIT A-2

            Opinion to be delivered pursuant to Section 6(f) of the Underwriting Agreement by Aaron B. Parker, General Counsel of the Company and/or by [Choate/Hall], Massachusetts counsel to the Company, which opinions may be divided among such counsel in any manner satisfactory to counsel to the Underwriters. References to the Prospectus in this Exhibit A-2 include any supplements thereto at the Closing Date.

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

                  (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of ____________ and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the States of ___________) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (iv) Each subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (v) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the knowledge of such counsel, any pending or threatened claim.

                  (vi) The Indenture has been duly authorized, executed and
            delivered by the Company and the Subsidiary Guarantor. The Securities have been duly authorized, executed and issued by the Company.

                  (vii) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Subsidiary Guarantor.

                  (viii) The statements (i) in the Prospectus under the captions
            "Prospectus Summary -- Recent Developments", "Risk Factors-- Relationships with Perkins; Potential Conflicts of Interest; Dependence on Senior Management", "--Regulation" and "--Effect of Certain Anti-Takeover Provisions", "Management's Discussion and Analysis and Results of Operations--Liquidity", "Business--Licenses and Trademarks" and "-- Government Regulation and Legal Proceedings", "Management", "Certain Transactions" and "Underwriting" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (ix) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material Existing Instrument, except for such breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; or (iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

                  (x) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the

            Securities Act, applicable state securities or blue sky laws and from the NASD.

                  (xi) To the knowledge of such counsel, there are no Existing
            Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

                  (xii) To the knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

                  (xiii) Except as disclosed in the Prospectus, to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

                  (xiv) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  (xv) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (xvi) To such counsel's knowledge and other than as set forth in the Prospectus, (A) the Company possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to possess such certificates, authorizations or permits would not be reasonably expected to result in a Material Adverse Change, and (B) the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would be reasonably expected to result in a Material Adverse Change.

                  (xvii) To such counsel's knowledge and other than as set forth in the Prospectus, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

      In rendering the opinion referred to in subsection (xv) above, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such opinions, abstracts, reports, policies and certificates.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above in paragraphs (v) and (viii), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which has lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the Form T-1 and as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

            References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.